Exhibit 99.2

URBAN OUTFITTERS

2004 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) dated as of the          day of                 ,              (the “Grant Date”) between Urban Outfitters, Inc. (the “Company”), a Pennsylvania corporation, and                                 , (the “Optionee”) a Non-Employee Director of the Company, as defined in the Urban Outfitters 2004 Stock Incentive Plan (the “Plan”).

WITNESSETH

WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of the Company’s common stock (“Common Stock”) as hereinafter provided, in accordance with provisions of the Plan, a copy of which has been provided to the Optionee. Except as otherwise provided in this Agreement, terms used in this Agreement shall have the same meaning as in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereunder, agree as follows:

1. Grant of Option. The Company hereby confirms the grant to the Optionee of the right and option (“Option”) to purchase all or any part of an aggregate of                  shares of Common Stock. Upon the sale of Common Stock purchased under the Option, the Company shall be entitled to any proceeds representing that portion of the sales price which exceeds 500% of the Fair Market Value at the Grant Date (the “Excess”). For example, if the Fair Market Value is $10.00, any proceeds above $50.00 shall accrue to the Company and not to the Optionee (or the Optionee’s transferee, if any, under Paragraph 7). The Option is in all respects limited and conditioned, as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference and are made a part hereof.

2. Purchase Price. The purchase price of each share (“Option Price”) of Common Stock covered by the Option shall be $                 per share.

3. Term. Unless earlier terminated pursuant to any provision of this Agreement or of the Plan, this Option shall expire on                          (seven years from the Grant Date).

4. Exercise of Option. Subject to Section 14 of the Plan and to Paragraphs 3, and 8 through 10 of this Agreement, this Option shall become fully exercisable on                     . The right of the Optionee to purchase shares under this Option may be exercised in whole or in part at any time or times after the Option has become exercisable, and prior to the expiration or other termination of the Option.

The foregoing provisions of this Paragraph 4 notwithstanding, the exercisability of the Option is subject to the terms and conditions of the Plan.

5. Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised upon written notice to the Company, at its principal office, which is located at 5000 South Broad Street, Philadelphia, Pennsylvania 19112. Such notice shall state the election to exercise the Option and the number of shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; shall, if the Company so requests, be accompanied by the investment certificate referred to in Paragraph 6 hereof; and shall be accompanied by payment of the full Option Price of such shares. Only full shares will be issued. Any fractional share will be forfeited.

The Option Price shall be paid to the Company:

(a) In cash, or in its equivalent: certified check, bank draft, or postal or express money order;

(b) In Common Stock previously acquired by the Optionee;

(c) By delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

(d) In any combination of (a), (b) and (c) above.

In the event such Option Price is paid, in whole or in part, with shares of Common Stock, the portion of the Option Price so paid shall be equal to the fair market value (as defined in the Plan) of the Common Stock surrendered in payment of such Option Price on the date of exercise of the Option.

Upon receipt of such notice and payment, the Company, as promptly as practicable, shall deliver or cause to be delivered a certificate or certificates representing the shares with respect to which the Option is so exercised. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised by any person or persons after the legal disability or death of the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non assessable by the Company.

The Optionee (or the Optionee’s transferee, if any, under Paragraph 7) shall pay to the Company the amount of any Excess realized by the Optionee (or such transferee) upon sale of the Common Stock issued upon exercise of this Option within 20 business days after realization thereof. Any Excess not timely paid shall bear interest at the rate of 10% per annum until paid.

6. Shares to be Purchased for Investment. Unless the Company has theretofore notified the Optionee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933, as amended, and the Company has not thereafter notified the Optionee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Securities Act of 1933 or of any rules or regulations promulgated thereunder. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

7. Transferability of Option. This Option is assignable or transferable, in whole or in part, by the Optionee by will or the laws of descent and distribution. In addition, the Optionee may transfer all or part of this Option, without consideration, to (1) the Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, brother-in-law, and sister-in-law, including adoptive relationships, and any person sharing the Optionee’s household (other than a tenant or employee) (“Permitted Transferees”), (2) a trust in which one or more Permitted Transferees in the aggregate have more than 50% of the beneficial interest, (3) a foundation in which one or more Permitted Transferees (and the Optionee) in the aggregate control the management of assets, and (4) any other entity in which one or more Permitted Transferees (and the Optionee) in the aggregate own more than 50% of the voting interests. The Optionee shall provide the Company advance notice of any transfer pursuant to the preceding sentence. Following any such transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. However, the Option may not be subsequently transferred by the transferee except a subsequent transfer back to the Optionee or transfers by will or the laws of descent and distribution. Furthermore, the transferee shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement or an appropriate form covering the shares to be acquired by the transferee, if the Company determines that such a registration statement is necessary or appropriate.

8. Termination of Service. If the Optionee’s Termination of Service occurs for any reason other than death prior to the expiration date of this Option as set forth in Paragraph 3, this Option may be exercised, only to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such Termination of Service, by the Optionee (or in the event of the Optionee’s legal disability, by the Optionee’s legal representative) at any time prior to the earlier of (i) one year following the date of such Termination of Service, or (ii) the expiration date set forth in Paragraph 3.

9. Death. If the Optionee’s Termination of Service occurs as a result of death, or if the Optionee dies after his or her Termination of Service but prior to the expiration of the period determined under Paragraph 8 above, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, at any time prior to the earlier of (i) one year following the date of such death or (ii) the expiration date set forth in Paragraph 3.

10. Change in Control. This Option shall become fully exercisable on a Change in Control if the Optionee has not incurred a Termination of Service before the date of the Change in Control.

11. Governing Law. This Agreement shall be governed by Pennsylvania law (without reference to the principles of conflicts of laws), to the extent not governed by Federal law.

IN WITNESS WHEREOF, the Company has caused this Non Qualified Stock Option Agreement to be duly executed by a duly authorized officer, and the Optionee has hereunto set his or her hand.

OPTIONEE	URBAN OUTFITTERS, INC.

By:
Optionee’s Signature

Date	Date